UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – September 1, 2015
(Date of earliest event reported)
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ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2015, Allegion plc (the “Company”) completed the acquisitions of SimonsVoss Technologies GmbH ("SimonsVoss") and AXA Stenman Holding ("AXA") for approximately $236.4 million and $208.3 million, respectively. SimonsVoss, headquartered in Munich, Germany, is an electronic lock company in the European electronic market segment. AXA, headquartered in Veenendaal, the Netherlands, manufactures and sells a branded portfolio of bicycle locks and lights as well as a wide variety of window and door hardware. The Company acquired SimonsVoss from an affiliate of HgCapital and acquired AXA from an affiliate of Gilde Buy Out Partners and certain members of AXA management. The Company does not have a material relationship with any of the sellers. The Company will fund these acquisitions in part through borrowings under its existing revolving credit facility.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Allegion plc dated September 1, 2015 announcing acquisition of SimonsVoss Technologies GmbH

99.2	Press Release of Allegion plc dated September 1, 2015 announcing acquisition of AXA Stenman Holding

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	September 1, 2015	/s/ Patrick S. Shannon
Patrick S. Shannon Senior Vice President and Chief Financial Officer